Exhibit 8.1

SUBSIDIARIES OF YANDEX N.V.

Name of Subsidiary(1)	Jurisdiction of Organization
Yandex LLC	Russia
Auto.ru Holding LLC	Russia
Auto.ru LLC	Russia
GIS Technology LLC	Russia
Kinopoisk LLC	Russia
Yandex.Classifieds LLC	Russia
Yandex DC LLC	Russia
Yandex DC Vladimir LLC	Russia
Yandex.Market Lab LLC	Russia
Yandex.Probki LLC(2)	Russia
Yandex.Taxi LLC	Russia
INO SPE SDA	Russia
YandexBel LLC	Belarus
Yandex Information Technology (Shanghai) Co., Ltd.	China
Yandex Oy	Finland
Yandex.Technology GmbH	Germany
SPB Software Ltd.	Hong Kong
KitLocate Ltd.	Israel
Yandex Auto.ru AG	Switzerland
Yandex Europe AG	Switzerland
Yandex Services AG	Switzerland
Yandex Europe B.V.	The Netherlands
Yandex Investment Cooperatie U.A.	The Netherlands
Yandex.Taxi B.V.	The Netherlands
Yandex.Turkey B.V.(3)	The Netherlands
Yandex Inc.	Delaware, USA
SPB Software Inc.	Nevada, USA
Yandex.Ukraine LLC(2)	Ukraine
Yandex Advertising Services LC	Turkey

(1) Directly or indirectly held

(2) Yandex N.V. owns a 99.9% interest

(3) Yandex N.V. owns a 92.96% interest